UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

COMSTOCK MINING INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

1200 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously announced, on November 13, 2012, Comstock Mining Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) between the Company and Global Hunter Securities, LLC, as representative of several underwriters (the “Underwriters”), pursuant to which the Company agreed to sell 3,692,673 shares of the Company’s common stock to the Underwriters. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 553,900 common shares at the same public offering price, to cover over-allotments. On December 13, 2012, the Underwriters exercised such over-allotment option and completed the purchase of 553,900 common shares at the public offering price of $2.19 per share.

On December 14, 2012, the Chairman of the Company, John Winfield reported the completion of the private sale of 651 shares of Series A-1 Convertible Preferred Stock, for the purpose of tax and financial planning and other tax related matters. The Company advised him that it intends to file a registration statement prior to year end on behalf of the holders of its Series A-1 Convertible Preferred Stock, including Mr. Winfield, as required by the terms of a registration rights agreement with such holders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: December 14, 2012	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: President, Chief Executive Officer and Director